SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) – October 23, 2003

Spacehab, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 13th Street, NW, Suite 900 South, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

(202) 488-3500

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Item 5.	Other Events.

SPACEHAB, Incorporated announced that its Astrotech Space Operations subsidiary will receive a $17.5 million payment due to the termination of a payload processing contract with The Boeing Company.

The above summary is qualified in its entirety by the terms and provisions of the exhibits filed with this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Following exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

1	Press Release, dated October 22, 2003, announcing SPACEHAB, Subsidiary to Receive $17.5 Million Termination Payment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SPACEHAB, INC.

By:	/s/ Julia A. Pulzone

Julia A. Pulzone Senior Vice President, Finance and Chief Financial Officer

Dated: October 23, 2003

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EXHIBIT INDEX

Exhibit No.	Description

10.122	Press release, dated October 22, 2003, announcing SPACEHAB Subsidiary to Receive $17.5 Million Termination Payment

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